SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                  First Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  First Bancorp
                              341 North Main Street
                         Troy, North Carolina 27371-0508
                            Telephone (910) 576-6171

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, APRIL 21, 1999
--------------------------------------------------------------------------------

To Our Shareholders:

      The annual meeting of shareholders of First Bancorp (the "Company") will be held at the main office of First Bank, 341 North Main Street, Troy, North Carolina on Wednesday, April 21, 1999 at 3:00 p.m. local time, for the purpose of considering and acting on the following matters:

      1. A proposal to elect eleven (11) nominees to the board of directors to serve until the 2000 annual meeting of shareholders, or until their successors are elected and qualified.

      2. A proposal to amend the Company's 1994 Stock Option Plan to increase the number of shares available for issuance by 100,000 shares to 370,000 shares and to extend the automatic annual grants of options to non-employee directors through June 1, 2003.

      3. A proposal to change the par value of the Company's common stock from five dollars per share to no par value per share.

      4. A proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company for the current fiscal year.

      5. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

      Only shareholders of record as of the close of business on March 9, 1999 are entitled to notice of and to vote at the annual meeting and any adjournments thereof.

      Whether or not you expect to be present at the annual meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the meeting, your proxy will be returned to you upon request.

      The  proxy   statement   accompanying   this  notice  sets  forth  further
information concerning the proposals to be considered at the annual meeting. You are urged to study this information carefully.

      Included in this package, in compliance with applicable regulations, is the Company's 1998 Annual Report on Form 10-K, which includes the Company's financial statements and other required disclosures.

      Also included in the package is a Summary 1998 Annual Report, which includes a financial overview, the president's letter, and profiles of the communities the Company serves.

                       By Order of the Board of Directors

                                 Anna G. Hollers
                                    Secretary

                                  First Bancorp
                              341 North Main Street
                         Troy, North Carolina 27371-0508
                            Telephone (910) 576-6171

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

INTRODUCTION

      This proxy statement is furnished to the shareholders of First Bancorp (hereinafter sometimes referred to as the "Company") by the board of directors in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on Wednesday, April 21, 1999 at 3:00 p.m. local time, at the Main Office of First Bank, 341 North Main Street, Troy, North Carolina, and at any adjournment or adjournments thereof. Action will be taken at the annual meeting on the items described in this proxy statement and on any other business that properly comes before the meeting.

      This proxy statement and accompanying form of proxy are being mailed to shareholders on or about March 25, 1999.

      Whether or not you expect to attend the annual meeting, please complete, date and sign the enclosed form of proxy and return it promptly to ensure that your shares are voted at the meeting.

      Any shareholder giving a proxy may revoke it at any time before a vote is taken (i) by duly executing a proxy bearing a later date; (ii) by executing a notice of revocation in a written instrument filed with the secretary of the Company; or (iii) by appearing at the meeting and notifying the secretary of the intention to vote in person. Unless a contrary choice is specified, all shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as set forth in this proxy statement. In addition, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote is necessary to constitute a quorum at the annual meeting. If a quorum is not present or represented at the annual meeting, the shareholders present and entitled to vote have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. A shareholder abstaining from the vote on a particular proposal and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will be counted as not having voted on the proposal in question.

      The Company will bear the entire cost of preparing this proxy statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone. The Company also will request brokers and others to send solicitation material to beneficial owners of stock and will reimburse them for this purpose.

                                VOTING SECURITIES

      Only shareholders of record as of the close of business on March 9, 1999 will be entitled to vote at the annual meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the shareholders meeting is 3,011,382. Shareholders are entitled to one vote for each share of the Company's common stock.

      The following table sets forth the number and percentage of outstanding shares of the Company's common stock beneficially owned by (i) each person known by the Company to own more than 5% of the outstanding common stock and (ii) all officers and directors of the Company as a group, as of December 31, 1998.

                                   TABLE OF PRINCIPAL HOLDERS OF COMMON STOCK
                                                                                             Common Stock
                                                                                        Beneficially Owned (1)
                                                                                      -------------------------
                                           Name and Address                                          Percent of
        Title of Class                     of Beneficial Owner                          Shares          Class
        --------------                     -------------------                          ------          -----
     Common Stock, $5 par                George R. Perkins, Jr.                       276,719 (2)        9.16%
                                         P.O. Box 525
                                         Sanford, NC    27331
     Common Stock, $5 par                John C. Willis                               221,670 (3)        7.34%
                                         626 E. Main Street
                                         Troy, NC    27371
     Common Stock, $5 par                All directors and                            986,634           32.66%
                                         executive officers as a group

-----------------
Notes:

(1) Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares beneficially owned by such individual. Also included are shares subject to options (exercisable as of December 31, 1998 or within 60 days after December 31, 1998) granted under the Company's stock option plan.

(2)   Includes exercisable options to purchase 3,000 shares.

(3) Includes 133,100 shares held by his spouse and exercisable options to purchase 5,000 shares.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      The number of directors constituting the board of directors has been fixed at eleven (11) pursuant to the Company's bylaws.

      In the absence of any specifications to the contrary, proxies will be voted for the election of all eleven (11) of the nominees listed in the table below by casting an equal number of votes for each such nominee. If, at or before the time of the meeting, any of the nominees listed below becomes unavailable for any reason, the proxyholders have the discretion to vote for a substitute nominee or nominees. The board currently knows of no reason why any nominee(s) listed below is likely to become unavailable. The Company's Articles of Incorporation provide that when cumulative voting applies, each shareholder is "entitled to multiply the number of votes he is entitled to cast by the number of directors for whom he is entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates." Cumulative voting procedures will not be followed at the annual meeting unless a shareholder calls for cumulative voting as provided in the Company's Articles of Incorporation, which set forth the procedure by which a shareholder may call for cumulative voting as follows: "some shareholder or proxyholder announces in open meeting, before the voting of directors starts, his intention so to vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than two (2) days, nor more than seven (7) days, as he shall determine, or of such other period of time as is unanimously agreed upon." If any shareholder announces his intention to vote his shares on a cumulative basis, the proxyholders may, in their discretion, vote the shares to which such proxy relates on a basis other than equally for each of the nominees named below and for less than all such nominees, but in such event, the proxyholders will cast such votes in a manner that would tend to elect the greatest number of such nominees (or any substitutes therefor in the case of unavailability) as the number of votes cast by them would permit.

NOMINATIONS FOR DIRECTOR

     Nominees for election to the board of directors are selected by the incumbent board prior to each annual meeting, and the nominees listed below were selected in that manner. Nominations from the shareholders may be made if made in accordance with the Company's bylaws, which generally require such nominations to be made in writing and within 60 to 90 days prior to the meeting at which directors are to be elected and to include certain information about the proposed nominee, in addition to other requirements. A complete copy of the bylaw provision setting forth the procedure for shareholder nominations may be obtained upon written request from the Company's corporate secretary at the Company's main office.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

      The following table sets forth certain information as of December 31, 1998 with respect to the eleven nominees for election to the board of directors and the executive officers of the Company (all of these persons may be contacted at 341 North Main Street, Troy, North Carolina 27371):

                                TABLE OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

                                                                                              Common Stock
                                                                                          Beneficially Owned (1)
                                          Current Director (D),            Director      -----------------------
                                            Nominee (N), or               of Company     Number of       Percent
    Name (Age)                           Position with Company              Since         Shares        of Class
    ----------                           ---------------------              -----         ------        --------
 Directors and Nominees
----------------------
James H. Garner (69)                   President and CEO (D) (N)             1995         23,764 (2)       0.79%
Jack D. Briggs (59)                             (D) (N)                      1983         31,166 (3)       1.03%
David L. Burns (60)                             (D) (N)                      1988         21,084 (4)       0.70%
Jesse S. Capel (66)                             (D) (N)                      1983         73,736 (5)       2.44%
George R. Perkins, Jr. (59)                     (D) (N)                      1996        276,719 (6)       9.16%
G. T. Rabe, Jr. (74)                            (D) (N)                      1987          6,862 (7)       0.23%
Edward T. Taws (64)                             (D) (N)                      1986         14,181 (8)       0.47%
Frederick H. Taylor (59)                        (D) (N)                      1983        131,812 (9)       4.36%
Goldie H. Wallace (52)                          (D) (N)                      1997        117,735 10)       3.90%
A. Jordan Washburn (62)                         (D) (N)                      1995          7,944 11)       0.26%
John C. Willis (55)                             (D) (N)                      1983        221,670 12)       7.34%


Executive Officers
------------------
James H. Garner (69)                      President and Chief                1995         23,764 (2)       0.79%
                                       Executive Officer (D) (N)
Anna G. Hollers (47)                    Executive Vice President              n/a         26,960 13)       0.89%
                                             and Secretary
Teresa C. Nixon (41)                    Executive Vice President              n/a          9,290 14)       0.31%
                                   and Compliance Officer, First Bank
David G. Grigg (48)                     President of Montgomery               n/a         11,817 15)       0.39%
                                          Data Services, Inc.
Jerry M. Arnold (58)                     Senior Vice President                n/a          4,736 16)       0.16%
                                       of Operations, First Bank
Eric P. Credle (30)                    Senior Vice President and              n/a          2,153 17)       0.07%
                                        Chief Financial Officer
Lee C. McLaurin (36)                 Vice President and Controller            n/a          5,005 18)       0.17%

------------------
Notes to Table of Directors, Nominees and Executive Officers:

(1) Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares beneficially owned by such individual. The above table includes executive officers' reported shares in the 401(k) defined contribution plan, which are voted by the plan trustee and not by the shareholder for whom such shares are listed. Also included are shares subject to options (exercisable as of December 31, 1998 or within 60 days after December 31, 1998) granted under the Company's stock option plan.

(2) Includes 2,535 shares held in Company's 401(k) defined contribution plan, 4,912 shares held jointly with his spouse and exercisable options to purchase 16,000 shares.

(3) Includes 466 shares held as custodian for his daughter, 20,389 shares held jointly with his spouse and exercisable options to purchase 5,000 shares.

(4) Includes 12,388 shares held by Mr. Burns' business interests and exercisable options to purchase 5,000 shares.

(5) Includes 24,736 shares held by Capel Inc. of which Mr. Capel is principal owner and director and exercisable options to purchase 5,000 shares.

(6)    Includes exercisable options to purchase 3,000 shares.

(7) Includes 1,330 shares held by his spouse and exercisable options to purchase 5,000 shares.

(8) Includes 4,290 shares held by his spouse and exercisable options to purchase 5,000 shares.

(9) Includes 51,826 shares held by Mr. Taylor's business interests, 46,254 shares held in trusts, 28,532 shares held by his spouse and exercisable options to purchase 5,000 shares.

(10) Includes exercisable options to purchase 2,000 shares and 69,681 shares held by her spouse and exercisable options held by her spouse to purchase 4,000 shares.

(11)   Includes exercisable options to purchase 4,000 shares.

(12) Includes 133,100 shares held by his spouse and exercisable options to purchase 5,000 shares.

(13) Includes 534 shares held jointly with her daughters, 3,995 shares held in the Company's 401(k) defined contribution plan, 1,100 shares held by her spouse and exercisable options to purchase 12,000 shares.

(14) Includes 2,403 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 6,800 shares.

(15) Includes 104 shares held jointly with his daughters, 52 shares held jointly with his son, 2,020 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 4,000 shares.

(16) Includes 1,154 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 3,200 shares.

(17)   Includes exercisable options to purchase 1,000 shares.

(18) Includes 3,210 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 1,200 shares.
-----------------

Directors and Nominees

     James H. Garner became President and Chief Executive Officer and a director of the Company and First Bank in 1995. Mr. Garner has been employed by First Bank since 1969, serving as Executive Vice President from 1989 until 1995.

     Jack D. Briggs is chairman of the board of directors and has been a director of the Company since 1983 and a director of First Bank since 1976. Mr. Briggs is a funeral director and retail furniture merchant and is president and owner of J. Briggs, Inc., Davidson Funeral Home, Inc., and Carter Funeral Home, Inc.

     David L. Burns is President of Z. V. Pate, Inc., a holding company for agricultural, timber, restaurants and retail sales. Mr. Burns has been a director of the Company since 1988 and a director of First Bank since 1992.

     Jesse S. Capel is Executive Director of Capel, Inc., a rug manufacturer, importer and exporter. Mr. Capel has been a director of the Company since 1983 and a director of First Bank since 1959.

     George R. Perkins, Jr. is President of Frontier Spinning Mills, LLC, a yarn manufacturer, and has served in such capacity since 1996. Mr. Perkins has been a director of the Company and First Bank since 1996.

     G. T. Rabe, Jr. is President of Albemarle Oil Co., a distributor of petroleum products. Mr. Rabe has been a director of the Company since 1987 and a director of First Bank since 1992.

     Edward  T.  Taws,   Jr.  is  President   of  Fletcher   Industries/Fletcher
International, a manufacturer of textile machinery. Mr. Taws has been a director of the Company since 1986 and a director of First Bank since 1992.

     Frederick H. Taylor is President of Troy Lumber Company. Mr. Taylor has been a director of the Company since 1983 and a director of First Bank since 1978.

     Goldie H. Wallace is a private investor in the Company and other business interests. Ms. Wallace has been a director of the Company and First Bank since 1997.

     A. Jordan Washburn is a sales representative for Morrisette Paper Company. Mr. Washburn has been a director of the Company since 1995 and a director of First Bank since 1994.

     John C. Willis is a private investor in restaurant and real estate interests. Mr. Willis has been a director of the Company since 1983 and a director of First Bank since 1980.

Executive Officers

In addition to Mr. Garner, the executive officers of the Company are as follows:

     Anna G. Hollers is Executive Vice President and Secretary of the Company and Executive Vice President and Secretary of First Bank. She has been employed by the Company since 1983 and by First Bank since 1972.

     Teresa C. Nixon is Executive Vice President - Loan Administration and Compliance of First Bank. She has been employed by First Bank since 1989.

     David G. Grigg has served as President of Montgomery Data Services, Inc. since its formation in 1984. He was employed by First Bank from 1972 until 1984.

     Jerry M. Arnold is Senior Vice President - Operations of First Bank. He has been employed by First Bank since 1986.

     Eric P. Credle is Senior Vice President and Chief Financial Officer of the Company and First Bank. He has been employed by the Company and First Bank since September, 1997. He was previously employed for seven years by KPMG LLP as an auditor concentrating in audits of financial institutions.

     Lee C. McLaurin is Vice President and Controller of the Company and First Bank. He has been employed by the Company since 1987.

BOARD COMMITTEES, ATTENDANCE AND COMPENSATION

Executive Committee

     The Executive Committee is authorized, between meetings of the board of directors, to perform all duties and exercise all authority of the board of directors, except those duties and authorities exclusively reserved to the board of directors by the Company's bylaws or by statute. The 1998 members of the Committee were Mr. Briggs, Mr. Burns, Mr. Capel, Mr. Garner, Mr. Taylor and Mr. Willis. The Executive committee held 12 meetings during 1998.

Audit Committee

     The Audit Committee is responsible for reviewing and presenting to the board of directors information regarding the Company's policies and procedures with respect to auditing, accounting, internal accounting controls and financial reporting. The Committee meets with and reviews reports of the Company's internal auditor and independent certified public accountants and makes reports and recommendations to the board of directors. The 1998 members of the Committee were Mr. Briggs, Mr. Burns, Mr. Capel, Ms. Wallace, and Mr. Willis. The Audit Committee held 7 meetings during 1998.

Compensation Committee

     The Compensation Committee is responsible for reviewing the compensation policies and benefit plans of the Company and for making recommendations regarding the compensation of its executive officers. The Committee also administers the Company's stock option plan. The 1998 members of the Committee were Mr. Briggs, Mr. Capel, Mr. Taws and Mr. Willis. The Compensation Committee held 6 meetings during 1998.

Long Range Planning Committee

     The role of the Long Range Planning Committee is to act upon strategic matters that involve the allocation of the Company's resources and the growth and marketability of the Company's products and services. The 1998 members of the Committee were Mr. Briggs, Mr. Burns, Mr. Capel, Mr. Garner, Mr. Perkins, Mr. Rabe, Mr. Taylor and Mr. Willis. The Long Range Planning Committee held 6 meetings during 1998.

Attendance

     The board of directors held 16 meetings during 1998. In 1998, all of the directors and nominees attended at least 75% of the aggregate of the meetings of the board of directors and the committees described above on which they served during the period they were directors and members of such committees.

Compensation of Directors

     Directors of the Company receive compensation of $225 per month during their terms of office, plus $200 for each monthly meeting attended. In addition, directors of First Bank receive $200 for each meeting attended. Such directors who serve on the Executive Committee, Audit Committee, Compensation Committee or Long Range Planning Committee receive $200 for each committee meeting attended. All of the directors of the Company are members of the First Bank board of directors.

     Non-employee directors of the Company also participate in the Company's Stock Option Plan. The non-employee director portion of the Stock Option Plan provides that on June 1 of each year for a five-year period that began June 1, 1994 and ended on June 1, 1998, each non-employee director of the Company receives an option to acquire 1,000 shares of the Company's Common Stock over a 10 year term at an exercise price equal to the average of the high and low sales prices of such stock on the date of grant. Proposal Number 2 of this proxy, if adopted, would extend the period of these automatic grants through June 1, 2003. At December 31, 1998, the ten directors who were not employees of the Company held aggregate options to purchase 47,000 shares at exercise prices ranging from $10.00 to $33.00.

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth compensation paid by the Company in the forms specified therein for the years ended December 31, 1998, 1997 and 1996 to (i) the chief executive officer of the Company and
(ii) the Company's other executive officers who earned in excess of $100,000 in salary and bonus during 1998.

                                                 SUMMARY COMPENSATION TABLE

                                                                                          Long Term Compensation
                                                                                   ----------------------------------
                                                  Annual Compensation                      Awards             Payouts
                                     ---------------------------------------       ------------------------   -------
               (a), (b)                   (c)           (d)            (e)           (f)            (g)        (h)           (i)

                                                                     Other                       Securities                  All
                Name,                                                Annual        Restricted    Underlying                 Other
              Principal                                              Compen-         Stock        Options/     LTIP        Compen-
              Position                  Salary        Bonus (1)      sation        Award (s)        SARs      Payouts     sation (2)
              and Year                    ($)           ($)            ($)            ($)          (# sh)       ($)          ($)
---------------------------------    ----------    -----------       -------       -----------    ---------   -------     ----------
James H. Garner,             1998    $  170,000    $    56,831        $  -           $   -            -       $   -        $ 14,521
President and                1997       160,000         50,119           -               -            -           -           8,809
Chief Executive Officer      1996       115,000         86,944           -               -            -           -           8,840

Anna G. Hollers,             1998    $  120,000    $    32,000        $  -           $   -        $   -       $   -           7,515
Executive Vice President     1997        99,790         30,000           -               -            -           -           3,969
and Secretary                1996        90,000          9,900           -               -            -           -           3,624

Teresa C. Nixon,             1998    $  116,000    $    32,000        $  -           $   -        $   -       $   -           7,064
Executive Vice President     1997        98,500         30,000           -               -            -           -           3,997
and Compliance Officer       1996        83,167         20,000           -               -          5,000         -           3,359

Eric P. Credle,              1998   $    85,000    $    20,000        $  -           $   -            -        $  -        $    243
Senior Vice President        1997        21,875          5,000           -               -          5,000         -              -
and Chief Financial Officer

--------------
Notes:
(1) Amounts shown represent actual incentive cash bonuses accrued during the year indicated.
(2) Amounts shown include Company contributions to the Company's defined contribution plan under Section 401(k) of the Internal Revenue Code that covers all Company employees and the value of certain split-dollar life insurance plan premiums paid for the indicated executives, based on the term insurance value of such payments as calculated under the Internal Revenue Code P.S. 58 rates or those of the insurer, if higher.

                                            Defined             Split-Dollar
                                         Contribution             Insurance
                                             Plan                    Plan
                                             ----                    ----
              James H. Garner     1998      $10,144              $ 4,417
                                  1997        4,750                4,059
                                  1996        4,109                4,731

              Anna G. Hollers     1998      $ 6,783              $   732
                                  1997        3,291                  678
                                  1996        2,994                  630

              Teresa C.  Nixon    1998      $ 6,591              $   473
                                  1997        3,555                  442
                                  1996        2,945                  414

              Eric P. Credle      1998      $     -               $  243
                                  1997            -                    -

Options/SAR Grants in Last Fiscal Year

      There were no options or stock appreciation rights granted to the executive officers listed in the Summary Compensation Table during 1998.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

      Set forth below is information concerning the exercise of stock options during the fiscal year and year-end value of unexercised options by the executive officers listed in the Summary Compensation Table. No stock appreciation rights have been granted to the executive officers listed.

                                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                                        AND FISCAL YEAR-END OPTION/SAR VALUES


                                                        Number of Securities             Value of Unexercised
                         Shares                        Underlying Unexercised                 In-the-Money
                        Acquired                           Options/SARs at                   Options/SARs at
                      at Exercise       Value          Fiscal Year End (# sh)              Fiscal Year End ($)
                                                     ----------------------------     -----------------------------
       Name              (# sh)        Realized      Exercisable    Unexercisable     Exercisable     Unexercisable
       ----              ------        --------      -----------    -------------     -----------     -------------
 James H. Garner            -           $  -            16,000               -         $ 294,000        $      -
 Anna G. Hollers            -              -            12,000           3,000           220,500          55,125
 Teresa C. Nixon            -              -             6,800           4,200           110,950          56,175
 Eric P. Credle             -              -             1,000           4,000             1,250           5,000

Retirement Plans

     Retirement Plan. The following table sets forth the estimated annual pension benefits payable at normal retirement age of 65 to a participant in the Company's noncontributory defined benefit retirement plan (the "Retirement Plan").

                                TABLE OF ANNUAL BENEFITS PAYABLE ON RETIREMENT
                                           UNDER THE RETIREMENT PLAN


              Final
             Average                                          Years of Service
              Annual            -----------------------------------------------------------------------------
           Compensation            15                20               25                30               35
           ------------         -------          --------         --------          --------         --------
             $ 50,000           $ 7,300          $  9,700         $ 12,100          $ 14,600         $ 17,000
               75,000            12,500            16,700           20,900            25,100           29,200
              100,000            17,800            23,700           29,600            35,600           41,500
              125,000            23,000            30,700           38,400            46,100           53,700
              150,000            28,300            37,700           47,100            56,600           66,000
              175,000            30,400            40,500           50,600            60,800           70,900
              200,000            30,400            40,500           50,600            60,800           70,900

     Final Average Annual Compensation is the average of the 5 highest consecutive calendar years earnings out of the 10 calendar years of employment preceding retirement. Benefits shown are estimated on the basis of "life annuity" amounts, although participants in the Retirement Plan may choose from a variety of benefit payment options. For executive officers, current annual compensation for the purposes of the Retirement Plan may be estimated as the sum of the "Salary" and "Bonus" amounts in the "Summary Compensation Table" under "Compensation of Executive Officers" above. The Company's executive officers appearing in the Summary Compensation Table who are participants in the Retirement Plan and their respective credited years of service are: Mr. Garner, 29 years; Ms. Hollers, 26 years; Ms. Nixon, 9 years; and Mr. Credle, 1 year.

     Supplemental Executive Retirement Plan. The following table sets forth the estimated annual pension benefits payable at normal retirement age of 65 to executive officers, other than the CEO, in the Company's Supplemental Executive Retirement Plan (the "SERP Plan").

                  TABLE OF ANNUAL BENEFITS PAYABLE ON RETIREMENT
                 UNDER THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


            Final
           Average                          Years of Service
            Annual         -------------------------------------------------
         Compensation         10                 15               20 or more
         ------------      --------           --------            ----------
           $ 50,000        $ 15,000           $ 22,500              $ 30,000
             75,000          22,500             33,750                45,000
            100,000          30,000             45,000                60,000
            125,000          37,500             56,250                75,000
            150,000          45,000             67,500                90,000
            175,000          52,500             78,750               105,000
            200,000          60,000             90,000               120,000

         Final Average Annual Compensation is the average of the 5 highest consecutive calendar years earnings out of the 10 calendar years of employment preceding retirement. Benefits shown are estimated on the basis of "life annuity" amounts, although participants in the SERP Plan may choose from a variety of benefit payment options. For executive officers, current annual compensation for the purposes of the SERP Plan may be estimated as the sum of the "Salary" and "Bonus" amounts in the "Summary Compensation Table" under "Compensation of Executive Officers" above. Benefits shown in the table are prior to deductions for 50% of social security benefits and benefits paid under the Retirement Plan. The Company's executive officers, other than the CEO, appearing in the Summary Compensation Table who are participants in the SERP Plan and their respective credited years of service are: Ms. Hollers, 20 years (the maximum for participants other than the CEO); Ms. Nixon, 9 years; and Mr. Credle, 1 year.

      Mr. Garner, the Company's CEO, is also a participant in the SERP Plan. The provisions of the SERP Plan applicable to him are the same as those described above, except that his maximum benefit is 65% of Final Average Compensation compared to 60% for the other participants of the Plan. Based on his years of service, Mr. Garner has already reached the maximum benefit. Accordingly, his benefits under the SERP Plan, prior to deductions for 50% of social security benefits and benefits paid under the Retirement Plan, will be determined by multiplying his Final Average Compensation times 65%.

Employment Contracts and Change in Control Agreements

     In 1998, the Company entered into Employment Agreements with ten of its senior officers ("Officers"), including each Officer currently serving as an executive officer.

     The Employment Agreements have two to three year terms that extend automatically for an additional one year on each anniversary of the date of the Agreement, unless either party gives the other written notice on or prior to such anniversary date that such extension will not occur. The initial term for each Officer in the Summary Compensation Table is three years. The Employment Agreements provide that the Officers are guaranteed minimum annual salaries equal to their current annualized base salaries, and shall receive annual increases that are at least as much as any percentage increase in the U.S. Consumer Price Index during the preceding twelve months. The Employment Agreements provide that each Officer will be entitled to such insurance, pension, profit-sharing and other benefit plans as are or may become available generally to employees of the Company. The Employment Agreements provide that each Officer shall be eligible for participation in the Company's Supplemental Employee Retirement Plan, Split Dollar Life Insurance Plan, and Stock Option Plan. The Employment Agreements also provide that each Officer shall be entitled to reasonable time off for vacation, sick leave, bereavement leave, jury duty and military obligations as are or may become available to employees of the Company in positions similar to those of the Officer.

     The Employment Agreements provide the Company the right to terminate the Officer's employment with no further accrual of compensation or benefits if the Company finds that the Officer (i) demonstrated gross negligence or willful misconduct in the execution of the Officer's duties, (ii) committed an act of dishonesty or moral turpitude, or (iii) been convicted of a felony or other serious crime, (collectively, "Termination for Cause"). In the event that the Company terminates an Officer for a reason other than Termination for Cause, the Company is obligated to pay the Officer's base salary for the remainder of the agreement term. Employment may be voluntarily terminated by the Officer by providing at least forty-five days written notice to the Company, in which case the Officer's compensation, vested rights and employee benefits will accrue through the date of termination of employment.

     The Employment Agreements also contain noncompetition and confidentiality covenants. The noncompetition covenants provide that that upon termination of employment with the Company, the Officer may not engage directly, or indirectly, in any activity or business which is in competition with the business of the Company within the "Restricted Territory," during the "Restricted Period." The "Restricted Territory" is a 50-mile radius of each Officer's primary residence and/or work location. The "Restricted Period" for Termination for Cause or voluntary employee termination is one year and for termination by the Company for other than Termination for Cause is the remainder of the agreement term. The noncompetition covenant also prohibits solicitation or recruitment of any employees of the Company during the Restricted Period, and prohibits sales contacts or solicitation from any customer of the Company for any products or services offered by the Company within the Restricted Territory during the Restricted Period. The confidentiality covenants prohibit the Officer from disclosing any confidential business secrets or other confidential data both during the term of the Agreement and for a period of two years following the termination of the Agreement.

     The Employment Agreements also provide that in the event of a change in "Control" (as hereinafter defined) of the Company, and the Officer's employment is terminated by the Company or the Officer for any reason, or no reason, other than Termination for Cause, the Officer shall be entitled to receive a severance payment equal to the Officer's base salary times a factor that ranges from 1 to
2.9 (the "multiple"). The multiple for each of the Officers named in the Summary Compensation Table is 2.9. "Control" means the power, directly or indirectly, to direct the management or policies of the Company or to vote forty percent (40%) or more of any class of voting securities of the Company. "Change in Control" is defined as a change in Control of the Company, except that any merger, consolidation or corporate reorganization in which the owners of the capital stock entitled to vote ("Voting Stock") in the election of directors of the Company prior to said combination own sixty-one percent (61%) or more of the resulting entity's Voting Stock shall not be considered a change in control for the purpose of the Employment Agreement; provided that a Change in Control shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Securities Exchange Act of 1934), directly or indirectly, of thirty-three percent (33%) or more of the Voting Stock of the Company or its successors; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or its successors (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, that any person who becomes a director of the Company after the beginning of such period whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall be considered a member of the Incumbent Board; or (iii) there occurs the sale of all or substantially all of the assets of the Company. Notwithstanding the foregoing, no Change in Control is deemed to occur by virtue of any transaction which results in the Officer subject to the Employment Agreement in question, or a group of persons including such Officer, acquiring, directly or indirectly, thirty-three percent (33%) or more of the combined voting power of the Company's outstanding securities.

     In addition to the Employment Agreement change in control provisions discussed above, all Memorandums of Options granted under the Company's 1994 Stock Option Plan were amended during 1998 to provide that in the event of a change in control of the Company, which is defined the same as it is above, all options become fully vested and immediately exercisable. Also during 1998, the SERP Plan was amended to fully vest all participants in the event of a change in control, which is defined the same as it is above.

REPORT OF THE COMPENSATION COMMITTEE

     The fundamental philosophy of the Company's compensation program is to offer compensation arrangements that are (i) commensurate with individual contributions to the performance of the Company and (ii) competitive with publicly owned financial institutions of similar size and performance. Compensation is designed to attract and retain individuals possessing the specialized talents required by the Company to remain competitive in the financial services industry.

     In applying this philosophy, the Company's Compensation Committee (the "Committee"), comprised entirely of non-employee directors, develops compensation recommendations to be considered by the entire board of directors. The Committee directly determines the recommendation regarding the compensation of the Chief Executive Officer (the "CEO"). In addition, the Committee also sets forth recommendations involving (i) compensation policies, (ii) incentive compensation, (iii) long-term equity participation and (iv) benefit plans. The Committee also delegates to the CEO the responsibility to determine appropriate levels of salaries and incentive bonuses for the other executive officers of the Company. Additional consideration is given by both the Committee (with regard to the CEO) and the CEO (with regard to the other executive officers) to the demonstration of the leadership skills needed to enable the Company to achieve the business objectives set forth by the board of directors. Periodically, including in 1998, the Company engages outside compensation consultants to evaluate and provide recommendations regarding executive officer compensation.

     The process of assessing the appropriateness of compensation arrangements also involves the use of peer data to determine the extent to which the Company's compensation arrangements are competitive within both the Company's industry and geographical area. As a part of this assessment, the Committee (with regard to the CEO) and the CEO (with regard to the other executive officers) compares the Company's arrangements, both in whole and in part, with those of other financial institutions of similar size and performance both within the state and nationally. This peer group is a subset of the broader peer group to which the Company compares its total returns to shareholders in the discussion captioned "Shareholder Return Performance" below.

     Annual compensation for the Company's CEO and other executive officers primarily consists of four areas of compensation as set forth below:

     *     Base salary;

     * Annual incentive bonus that is directly linked to corporate earnings and individual performance;

     * Long-term equity participation, through the periodic issuance of stock options under the Company's stock option plan, in an effort to more closely align the interests of the executive officers with those of the Company's shareholders; and

     *     Benefit plans for executive officers.

     BASE SALARY. For the Company's executive officers, including the CEO, base salaries are targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other publicly owned banking organizations of similar size and performance. The Company frequently participates in salary/compensation surveys and has access to other published salary/compensation data. The results of such surveys are used by the Committee (with regard to the CEO) and the CEO (with regard to the other executive officers) in developing the appropriate levels of base salaries for executive officers.

     Effective on January 1, 1997, the Committee adjusted the CEO's salary and annual incentive bonus to provide for a higher portion of total compensation coming from base salary, with less reliance on annual incentive bonus (see below) in order to more closely align the CEO's base salary with those of his peers. Consistent with this change, the Committee adjusted the CEO's base salary, effective January 1, 1999, to $182,500.

     Regarding the other executive officers, the changes in base salary for 1998 were in the range of 4% to 20% in an effort to more closely align the executive officers' base salaries with those of their peers.

     ANNUAL INCENTIVE BONUS. For the Company's executive officers, including the CEO, annual incentive bonuses are directly and indirectly linked to the Company's earnings and to the executive officer's individual performance as it relates to enabling the Company to achieve its performance goals.

     For 1998, as in prior years, the Committee set the CEO's annual incentive bonus as a percentage of the net income earned by the Company. Such percentage for 1998 and 1997 was 1% of consolidated net income. The 1997 percentage was a decrease from the 2% of net income formula that was in effect in 1996. The decrease in percentage in 1997 was effected in conjunction with an increase in base salary, as discussed above.

     For the other executive officers, the 1998 annual incentive bonus was based on a combination of (i) a percentage, as determined by the CEO, of base salary related to the Company's achievement of predetermined earnings targets and (ii) additional amounts, at the discretion of the CEO, related to the executive officer's individual contribution to the overall achievement of Company-wide earnings targets. Because of the level of Company earnings in 1998, the salary-based portion of the 1998 incentive bonus for all other executive officers ranged from 16% to 28% of the respective base salary.

     LONG-TERM EQUITY PARTICIPATION. For the Company's CEO, executive officers and other key employees, stock options may be granted each year at the discretion of the board of directors. While no formal system is employed in determining the number of options granted, both in the aggregate or to any one individual, the Board does consider the Company's current financial performance, the individual's level of responsibility and the number of previously granted stock options. Options are not intended to be an on-going component of annual compensation, but instead are typically granted to attract and retain new employees, as well as to recognize changes in responsibilities of existing employees. Consistent with these intentions, the only options granted in the last three years to the executive officers listed in the Summary Compensation Table above were 5,000 options that were granted to Ms. Nixon in 1996 as a result of her assumption of new responsibilities within the Company and promotion to Executive Vice President and 5,000 options that were granted to Mr. Credle in 1997 in conjunction with his initial employment by the Company.

     BENEFIT PLANS FOR EXECUTIVE OFFICERS. In addition to the aforementioned methods of compensating executive officers, the Company provides the same benefits that are afforded to all Company employees, including matching contributions under the Company's defined contribution plan, retirement benefits under the Company's pension plan and group insurance covering health, life and disability. Also, executive officers participate in the Company's Supplemental Executive Retirement Plan and Split-Dollar Life Insurance Plan.

     EMPLOYMENT AGREEMENTS. During 1998, in addition to the compensation matters regarding the CEO and executive officers discussed above, the Compensation Committee also recommended to the board of directors, which was approved, that the Company enter into Employment Agreements with each executive officer, as well as three other senior officers. This recommendation was determined to be in the best interest of the Company, among other reasons, (i) to better compete in the retention of executive and senior officers with peer banks that have similar agreements, (ii) to provide certain protections to the Company, including noncompetition and confidentiality covenants in the event that employment is terminated, and (iii) to protect the Company, through change in control provisions, from loss of executive and senior officers as a result of any change in control possibilities that might arise. The provisions of the Employment Agreements were previously described in more detail beginning on page 10.

     The above is a summary of current practice regarding CEO and executive officer compensation matters considered by the Committee. Because CEO and executive officer salaries are not currently (or in the foreseeable future) expected to exceed those limitations provided under Section 162(m) of the Internal Revenue Code, the Committee has no specific policy which addresses the deductibility for income tax purposes of "qualified compensation" under said code section.



     RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF
     THE BOARD OF DIRECTORS:

                      Jack D. Briggs            Edward T. Taws, Jr.
                      Jesse S. Capel            John C. Willis

                         SHAREHOLDER RETURN PERFORMANCE

The performance graph shown below compares the Company's cumulative total return to shareholders for the five-year period commencing December 31, 1993 and ending December 31, 1998, with cumulative total return of both the Standard & Poor 500 Index (reflecting overall stock market performance) and an index of banks with less than $500 million in assets as constructed by SNL Securities, LP (reflecting changes in banking industry stocks). The graph and table assume that $100 was invested on December 31, 1993 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the index of banks with less than $500 million in assets, and that all dividends were reinvested. All data was provided by SNL Securities, LP.


                                  First Bancorp
              Comparison of Five-Year Total Return Performances (1)
                       Five Years Ending December 31, 1998

                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]

                                                                Total Return Index Values (1)
                                                                          December 31,
                                     -------------------------------------------------------------------------------
                                         1993          1994          1995          1996          1997          1998
                                     ---------     ---------     ---------     ---------     ---------     ---------
 First Bancorp (2)                   $  100.00     $  103.34     $  129.28     $  193.01     $  372.44     $  314.52
 Index-S&P 500 (2)                      100.00        101.32        139.39        171.26        228.42        293.69
 Index-Banks less than $500
   million (2)                          100.00        107.55        147.13        189.37        322.82        294.76

Notes:
(1) Total return indices were provided from an independent source as indicated and assume initial investment of $100 on December 31, 1993, reinvestment of dividends, and changes in market values. Total return index numerical values used in this example are for illustrative purposes only.

(2) Source: SNL Securities LP, Charlottesville, VA.

     Shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. Shareholders should thus consider other relevant performance indicators in assessing performance, such as growth in earnings per share, growth in book value per share, growth in cash dividends per share, and other performance measures such as return on assets and return on shareholders' equity.

Certain Transactions

     Certain of the directors, nominees, principal shareholders and officers (and their associates) of the Company have deposit accounts and other transactions with First Bank, including loans in the ordinary course of business. All loans or other extensions of credit made by First Bank to directors, nominees, principal shareholders and officers of the Company and to associates of such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risk of collectibility. At December 31, 1998, the aggregate principal amount of loans to directors, nominees, principal shareholders and officers of the Company and to associates of such persons was approximately $7,895,000. The Company expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, nominees, principal shareholders and officers (and their associates) of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotation System. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates during 1998. To the Company's knowledge, all of these filing requirements were satisfied by the Company's directors and officers and ten percent holders during 1998, except that Mr. Washburn was delinquent in reporting one purchase transaction.


     The nominees who receive the highest number of votes cast, up to the number of directors to be elected, shall be elected as directors. The board of directors recommends that shareholders vote "FOR" Proposal 1 to elect the eleven nominees as directors. Proxies, unless indicated to the contrary, will be voted "FOR" the eleven nominees listed above.

              PROPOSAL 2 - APPROVAL OF AMENDMENTS TO THE COMPANY'S
                             1994 STOCK OPTION PLAN


     The Board of Directors is submitting to the shareholders, for their approval, two amendments to the Company's 1994 Option Plan (the "Option Plan"). The Option Plan was adopted by the Company's Board of Directors (the "Board") and subsequently approved by the shareholders on April 24, 1994, at which time it became effective.

     The Board believes that the Option Plan has been an important means of attracting, retaining and motivating key employees and directors. Accordingly, the Board believes that it is in the best interest of the Company that the Option Plan continue to operate as it has since inception. The Board recognizes that two amendments are needed to ensure this.

     The Option Plan provides that up to 270,000 shares (as adjusted for the 1996 2-for-1 stock split) may be issued pursuant to the terms of the Option Plan. The Company currently has available 73,900 shares available for issuance. The Board recognizes that there may be a need for issuance of additional shares to meet the goals of the Option Plan during its remaining five year term. Accordingly, the Board submits to the shareholders for approval an amendment that would increase the total number of shares that may be issued pursuant to the Option Plan by 100,000 to 370,000 shares.

     The Option Plan currently provides that on June 1 of each calendar year to and including June 1, 1998 that each non-employee director shall automatically receive an option to acquire 1,000 shares of common stock (as adjusted for the 1996 2-for-1 stock split) at an exercise price equal to the closing sales price on the date of the grant. The Board submits to the shareholders for approval an amendment that would extend these automatic annual grants on June 1 of each calendar year to and including June 1, 2003. No other provisions or terms of these grants would change.

     The text of the proposed amendments are as follows;

     Amendment 1: The last sentence of Section 2 is amended to read: "The maximum number of shares that may be issued pursuant to this Plan is 370,000."

     Amendment 2: The first sentence of the second paragraph of Section 5 of the Option Plan is amended to read: "On June 1 of each calendar year to and including June 1, 2003 (or, if June 1 is not a business day, the immediately preceding business day (the "Grant Date"), each Eligible Director shall automatically receive from Bancorp an option to acquire 1,000 shares of common stock at an exercise price equal to the closing sales price of the common stock on the Grant Date."


     The following is additional information regarding the Option Plan:

Summary of the Option Plan

     The Option Plan is summarized below. However, this summary is qualified in its entirety by reference to the text of the Option Plan, a copy of which may be obtained without charge, by written request to the Company, 341 North Main Street, Troy, North Carolina 27371, Attention: Anna G. Hollers, Executive Vice President and Secretary.

     General. The Option Plan provides that the Company may grant options to purchase the Company's Common Stock ("Options") to employees and directors of the Company and its subsidiaries. The purposes of the Option Plan are (1) to align the interests of participating employees and directors with the shareholders by reinforcing the relationship between shareholder gains and participant rewards, (2) to encourage equity ownership in the Company by participants and (3) to provide an incentive to employee participants to continue their employment with the Company.

     The Option Plan divides the persons to whom Options may be granted into two groups: (i) officers and key employees (Options to such persons being referred to herein as "Employee Options"), and (ii) directors who are neither officers nor employees of the Company (Options to such persons being referred to herein as "Non-employee Director Options"). An aggregate of 135,000 shares (270,000 shares after adjusting for the 1996 2-for-1 stock split) has been reserved for grants of Options under the Option Plan. The Employee Options may qualify as incentive stock options under Section 422 of the Internal Revenue Code (the "Code"). The numbers of shares that may be granted under the Option Plan and the number of shares and exercise prices of outstanding Options will be adjusted to reflect any change in the capitalization of the Company as contemplated in the Option Plan. On January 31, 1999, the closing sales price for the Company's Common Stock as reported on the NASDAQ Stock Market was $27.75 per share.

     Administration. The Option Plan is administered by the Compensation Committee of the Board (the "Committee"), composed solely of members who are "disinterested persons" (persons not eligible to receive Employee Options). The Committee has complete authority to: (a) determine the employees who will receive Employee Options, the timing of the grants of Employee Options, and other terms of such Employee Options, subject to the terms of the Option Plan;
(b) make and amend rules governing the administration of the Option Plan; (c) construe and interpret the Option Plan; (d) take actions necessary to keep the Option Plan in compliance with securities, tax and other laws; and (e) to make other necessary determinations in connection with the administration of the Option Plan.

     The Committee may designate selected Committee members or certain employees of the Company to assist the Board or Committee in the administration of the Option Plan and may grant authority to such persons to execute documents, including Options, on behalf of the Committee, subject to the requirements of the Section 16 Rules. The Option Plan provides that no member of the Committee or employee of the Company assisting the Board or Committee in connection with the Option Plan shall be liable for any action taken or determination made in good faith.

     Eligibility and Criteria for Grants. The Option Plan provides that Employee Options may be granted to any of the employees of the Company or its subsidiaries. As of January 31, 1999, the Company had approximately 245 full-time and 41 part-time employees. In making the determination as to the employees who will be granted Employee Options, the Committee is to consider the duties of the employee, the employee's present and potential contributions to the success of the Company, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Option Plan.

     The Option Plan also provides that, with respect to Non-employee Director Options, each non-employee director shall automatically receive on June 1 of each year, an Option to acquire 500 shares (1,000 after adjusting for the 1996 2-for-1 stock split) of Common Stock at an exercise price equal to the average of the high and low sales prices of the Common Stock on the date of grant. The Option Plan provisions for grants of Non-employee Director Options may not be amended more frequently than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. At December 31, 1998, there were 10 directors who were not employees of the Company.

     Terms and Conditions of Options. The price per share at which Employee Options may be exercised is determined by the Committee at the time of grant, but the exercise price per share may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant. The exercise price of Non-employee Director Options is determined as described above. Payment of the exercise price must be in cash, except that, if permitted by the terms of the specific Option, payment may be in shares of Common Stock having a fair market value on the date of exercise equal to the exercise price. Options granted under the Option Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option does not affect the right to exercise the Option for the remaining shares subject to the Option.

     The Option Plan generally provides that Options are exercisable at such time and upon such conditions as may be determined by the Committee at the time of grant, except that the term of such Options may not exceed ten years from the date of grant.

     In general, Options granted under the Option Plan may not be transferred other than by will or the laws of descent and distribution and during the optionee's lifetime may be exercised only by the optionee. If an optionee dies without having exercised an Option, the Option may be exercised by the optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent of the shares with respect to which the Option could have been exercised on the date of the optionee's death.

     Amendment of Plan and Options. The Option Plan may be amended, altered or discontinued by the Board at any time, but no such termination or amendment is allowed to materially or adversely affect the rights and obligations of a holder of an Option theretofore granted without such holder's consent. The Committee may also amend the terms and conditions of any outstanding Option. However, no action may be taken that would alter or impair any rights or obligations under any outstanding Option without the consent of the holder of the Option.

     Federal Income Tax Consequences. The grant of an Option under the Option Plan is not a taxable event; the recipient of the Option does not recognize income for federal income tax purposes, and the Company does not get a tax deduction.

     The Employee Options are designed to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code. If the employee observes certain rules applicable to the exercise of the Options and the sale of the shares thereafter, then the exercise of the Option does not result in the recognition of taxable income, and the Company is not entitled to a tax deduction as a result of such exercise. However, if the employee does not follow the rules applicable to incentive stock options (for example, if shares purchased pursuant to the exercise of an Employee Option are sold within two years from the date of grant or within one year after the transfer of such shares to the participant), then the difference between the fair market value of the shares at the date of exercise and the exercise price will be considered ordinary income, and the Company will be entitled to a tax deduction at the same time and in the same amount. In addition, under certain circumstances the difference between the fair market value of shares subject to an incentive stock option and the exercise price for such shares is an adjustment to income for purposes of the alternative minimum tax (AMT) under the Internal Revenue Code.

     The Non-employee Director Options cannot qualify for incentive stock option treatment. When a director exercises a Non-employee Director Option, he will recognize taxable income in the amount by which the fair market value of the shares at the date of exercise exceeds the exercise price, and the Company will be entitled to a tax deduction at the same time and in the same amount.

Plan Benefits Table

     The following table sets forth the name and position of each person named in the Summary Compensation Table and the number of outstanding options that have been granted under the Option Plan to such person during 1998 as well as, for each of the groups listed below, the total number of outstanding options granted to the persons in such group during 1998. The Company cannot determine the number of Options that will be granted to any person during 1999, except that, if ten persons are serving as non-employee directors of the Company on June 1, 1999, and assuming the proposed amendments to the Option Plan are approved by the Company's shareholders at the 1999 annual meeting, the Company's non-employee directors will each receive options to purchase 1,000 shares on June 1, 1999, for an aggregate of 10,000 shares. The groups listed in the table are: the Company's current executive officers, all current outside directors, and all nonexecutive employees. On January 31, 1999, the closing price per share of the Company's Common Stock on the NASDAQ Stock Market was $27.75.

            Name                                          Position                              Options
            ----                                          --------                              -------
       James H. Garner                                President and Chief                             -
                                                      Executive Officer
       Anna G. Hollers                                Executive Vice President and                    -
                                                      Secretary
       Teresa C. Nixon                                Executive Vice President                        -
                                                      and Compliance Officer
       Eric P. Credle                                 Senior Vice President and Chief                 -
                                                      Financial Officer
       Executive Group                                                                                -
       Non-Executive Director Group                                                              10,000
       Non-Executive Officer Employee Group                                                       5,000


     The affirmative vote of the holders of a majority of shares of common stock voting at the meeting is required for approval of the proposal to adopt the two amendments to the Option Plan. The board of directors recommends that shareholders vote "FOR" Proposal 2. Proxies, unless indicated to the contrary, will be voted "FOR" Proposal 2.

PROPOSAL 3 - TO CHANGE  THE PAR VALUE OF THE  COMPANY'S  COMMON  STOCK FROM FIVE
                 DOLLARS PER SHARE TO NO PAR VALUE PER SHARE

     The Company's Articles of Incorporation state that the par value of the Company's common stock shall be set at five dollars. The board of directors has approved and recommends that the shareholders of the Company approve an amendment to the Articles of Incorporation to change the par value to zero.

     The five dollar par value that was assigned to the Company's common stock was arbitrarily selected and has no significance so far as the market value of common stock is concerned. Eliminating the five dollars will eliminate any confusion this designation may have had or may continue to have concerning the market value or other aspects of a share of common stock of the Company.

     The  board  of  directors   recommends  that  the  Company's   Articles  of
Incorporation be amended to change the par value of the Company's common stock from five dollars per share to no par value per share.


     The affirmative vote of the holders of a majority of shares of common stock represented and voting at the meeting is required for approval of the proposal. The board of directors recommends that shareholders vote "FOR" Proposal 3. Proxies, unless indicated to the contrary, will be voted "FOR" Proposal 3.

                PROPOSAL 4 - RATIFICATION OF INDEPENDENT AUDITORS

     Your directors and management recommend that the shareholders ratify the appointment of KPMG LLP to serve as the independent auditors for the Company for the year ending December 31, 1999. KPMG LLP has served as the independent auditors for the Company since April 1991 and has audited the Company's financial statements for each of the years in the three-year period ended December 31, 1998. If the appointment of KPMG LLP is not ratified by the shareholders, the board of directors will reconsider the appointment of auditors for the current fiscal year.

     Representatives of KPMG LLP are expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make any statement they consider appropriate.

     The affirmative vote of the holders of a majority of shares of common stock represented and voting at the meeting is required for approval of the proposal. The board of directors recommends that shareholders vote "FOR" Proposal 4. Proxies, unless indicated to the contrary, will be voted "FOR" Proposal 4.

                     SHAREHOLDERS PROPOSALS FOR 2000 MEETING

     Shareholders may submit proposals appropriate for shareholder action at the Company's 2000 annual meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the proxy statement for the 2000 annual meeting, they must be received by the Company no later than December 28, 1999. Such proposals should be directed to First Bancorp, Attn. Anna G. Hollers, 341 North Main Street, Troy, North Carolina 27371-0508.


                       By Order of the Board of Directors,

                                 Anna G. Hollers
                                    Secretary

                             ----------------------

     The Company will furnish without charge to each person whose proxy is solicited, and to each person representing that as of the record date for the meeting he or she was a beneficial owner of shares entitled to be voted at the meeting, on written request, a copy of the Company's 1998 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but excluding exhibits. Such written request should be directed to:



                                  First Bancorp
                           Attention: Anna G. Hollers
                              341 North Main Street
                         Troy, North Carolina 27371-0508

                             ----------------------

                                 REVOCABLE PROXY
                                  FIRST BANCORP

                   [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE


This Proxy is Solicited on Behalf of the Board of Directors.

  The undersigned hereby appoints James H. Garner and Anna G. Hollers, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of First Bancorp held of record by the undersigned on March 9, 1999, at the annual meeting of shareholders to be held on April 21, 1999, or any adjournment or adjournments thereof.

1. PROPOSAL to elect eleven (11) nominees to the Board of Directors to serve until the 2000 Annual Meeting of Shareholders, or until their successors are elected and qualified.



   Jack D. Briggs                   Edward T. Taws, Jr.
   David L. Burns                   Frederick H.Taylor
   Jesse S. Capel                   Goldie H. Wallace
   James H. Garner                  A. Jordan Washburn
   George R. Perkins, Jr.           John C. Willis
   G. T. Rabe, Jr.

                                                              For All
               [  ]   For        [  ]   Withhold       [  ]   Except




INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------
2. PROPOSAL to amend the Company's 1994 Stock Option Plan to increase the number of shares available for issuance by 100,000 shares to 370,000 shares and to extend automatic annual grants of options to non-employee directors through June 1, 2003.


               [  ]   For        [  ]   Against        [  ]   Abstain

3. PROPOSAL to change the par value of the Company's common stock from five dollars per share to no par value per share.


               [  ]   For        [  ]   Against        [  ]   Abstain

4. PROPOSAL to ratify the appointment of KPMG LLP as the independent auditors of the Company for the current fiscal year.


                [  ]   For        [  ]   Against        [  ]   Abstain


5. In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.

                         Please be sure to sign and date
                          this Proxy in the box below.

                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

    Detach above card, sign, date and mail in postage paid envelope provided.


                                  FIRST BANCORP


   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1, 2, 3 AND 4. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED ABOVE HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES.

  (Please sign exactly as the name appears on this proxy. If signing as attorney, administrator, executor, guardian or trustee, please give title as such. If a corporation, please sign in full corporate name by the President or other authorized officers. If a partnership, please sign in partnership name by authorized person.)

      PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.